EXHIBIT 16.

                       MIRSKY, FURST & ASSOCIATES, P.A.
                                1515 BROADWAY
                             NEW YORK, N.Y. 10036
                                 212-869-3333

April 12, 2000

United States Securities And Exchange Commission
Washington,  D.C.  20549

Dear Sir:

As the former principal independent accountant for Net/Tech International, Inc., Mirsky, Furst & Associates, P.A. affirms the following:

     1) That there were no disagreements with Net/Tech International, Incorporated on any matter of accounting principles or practices;
     2) That there were no disagreements with Net/Tech International, Incorporated over financial statement disclosure;
     3) That there were no disagreements with Net/Tech International, Incorporated over auditing scope or procedure.

Net/Tech International, Incorporated has provided us with a copy of the disclosures required by the SEC pursuant to Item 304 of Regulation S-B. Mirsky, Furst & Associates, P. A. agrees with the disclosures contained in its amended 8-K filing.

Sincerely,
/s/ Alan P. Kurinovich
Alan P. Kurinovich, C P A